Exhibit 99.1

Vividence Corporation

Report of Independent Auditors

To the Board of Directors and Shareholders

Vividence Corporation

We have audited the accompanying balance sheets of Vividence Corporation as of December 31, 2003 and 2002, and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of Vividence Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vividence Corporation as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Rowbotham & Company LLP

San Francisco, California

November 24, 2004

VIVIDENCE CORPORATION

Balance Sheets

Assets

	June 30, 2004	December 31,
		2003	2002
	(Unaudited)
Current assets:
Cash and cash equivalents	$695,304	$2,134,179	$7,036,679
Accounts receivable (less allowance for doubtful accounts of $51,236 (unaudited) as of June 30, 2004, $251,146 as of December 31, 2003, and $638,396 as of December 31, 2002)	943,520	689,658	906,283
Prepaid expenses and other current assets	352,974	197,137	288,780

Total current assets	1,991,798	3,020,974	8,231,742

Property and equipment, net	249,095	367,649	1,135,684
Restricted cash and cash equivalents	—	10,000	1,504,897
Other assets	14,480	21,355	121,038

Total assets	$2,255,373	$3,419,978	$10,993,361

Liabilities and Shareholders’ Equity (Deficit)

	June 30, 2004	December 31,
		2003	2002
	(Unaudited)
Current liabilities:
Accounts payable	$221,373	$311,077	$—
Accrued expenses:
Payroll	855,982	1,194,767	699,130
Other	280,294	259,674	455,044
Deferred revenue	1,867,859	1,330,455	1,250,315
Current portion of obligations under capital leases and loan and security agreement	84,476	23,760	2,343,919

Total current liabilities	3,309,984	3,119,733	4,748,408

Obligations under capital leases and loan and security agreement, less current portion	41,271	52,938	104,539
Other long-term liabilities	—	—	173,906

Total liabilities	3,351,255	3,172,671	5,026,853

Commitments	—	—	—

Shareholders’ equity:
Convertible preferred stock, $.001 par value, 10,741,485 shares authorized: 9,158,949 shares issued and outstanding as of June 30, 2004 (unaudited), December 31, 2003, and December 31, 2002	64,443,178	64,443,178	64,443,178
Common stock, $.001 par value, 20,960,710 shares authorized; 5,709,341 shares issued and outstanding as of June 30, 2004 (unaudited), 5,709,341 shares issued and outstanding as of December 31, 2003, and 5,982,170 shares issued and outstanding as of December 31, 2002	2,173,706	2,173,706	2,519,717
Notes receivable from shareholders	—	—	(346,259)
Accumulated deficit	(67,712,766)	(66,369,577)	(60,650,128)

Total shareholders’ equity (deficit)	(1,095,882)	247,307	5,966,508

Total liabilities and shareholders’ equity (deficit)	$2,255,373	$3,419,978	$10,993,361

The accompanying notes are an integral part of these financial statements.

VIVIDENCE CORPORATION

Statements of Operations

	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002
	(Unaudited)
Revenues:
License fees	$2,403,137	$2,334,483	$4,645,304	$4,359,909
Consulting services	2,995,543	2,076,964	4,671,482	2,638,987

Total revenues	5,398,680	4,411,447	9,316,786	6,998,896

Cost of revenues:
Cost of license fees	713,925	580,889	1,123,686	1,149,774
Cost of consulting services	1,077,417	1,150,335	2,298,351	2,274,971

Total cost of revenues	1,791,342	1,731,224	3,422,037	3,424,745

Gross profit	3,607,338	2,680,223	5,894,749	3,574,151

Operating expenses:
Research and development	734,439	630,974	1,333,334	4,174,513
Sales and marketing	2,848,682	3,013,677	5,774,350	9,476,551
Operations	471,796	340,392	743,534	1,717,814
General and administrative	922,653	3,103,795	3,868,565	2,070,850

Total operating expenses	4,977,570	7,088,838	11,719,783	17,439,728

Loss from operations	(1,370,232)	(4,408,615)	(5,825,034)	(13,865,577)

Other income (expenses):
Interest income	682	22,424	—	159,494
Interest expense	(3,000)	(88,070)	(89,984)	(554,254)
Gain on early settlement of loans	—	216,454	216,454	—
Gain (loss) on disposal of property and equipment	12,106	8,609	19,547	(203,456)
Other income (expenses)	17,255	(19,272)	(40,432)	(32,157)

Total other income (expenses)	27,043	140,145	105,585	(630,373)

Net loss	(1,343,189)	(4,268,470)	(5,719,449)	(14,495,950)

Deemed dividends on convertible preferred stock	—	—	—	(653,645)

Net loss applicable to common shareholders	$(1,343,189)	$(4,268,470)	$(5,719,449)	$(15,149,595)

Net loss per share – basic and diluted	$(0.24)	$(0.74)	$(1.00)	$(2.75)

Weighted average shares outstanding – basic and diluted	5,709,198	5,730,420	5,720,069	5,502,953

The accompanying notes are an integral part of these financial statements.

VIVIDENCE CORPORATION

Statements of Changes in Shareholders’ Equity (Deficit)

	Convertible preferred stock		Common stock		Notes receivable from shareholders	Accumulated deficit	Total shareholders’ equity (deficit)
	Shares	Amount	Shares	Amount
Balances, January 1, 2002	8,708,949	$61,992,094	5,436,248	$1,371,524	$(393,129)	$(45,500,533)	$17,469,956
Issuance of Series D, convertible preferred stock net of issuance cost of $8,872	198,788	1,322,860	—	—	—	—	1,322,860
Issuance of Series E, convertible preferred stock	251,212	1,121,936	—	—	—	—	1,121,936
Issuance of warrants to purchase Series E convertible preferred stock per marketing agreement	—	6,288	—	—	—	—	6,288
Issuance of common stock upon exercise of stock options	—	—	300	600	—	—	600
Issuance of common stock under finance agreement	—	—	600,000	1,200,000	—	—	1,200,000
Repurchase of common stock with cash	—	—	(54,378)	(52,407)	—	—	(52,407)
Payments received on notes receivable from shareholders	—	—	—	—	46,870	—	46,870
Net loss applicable to common shareholders	—	—	—	—	—	(15,149,595)	(15,149,595)

Balances, December 31, 2002	9,158,949	64,443,178	5,982,170	2,519,717	(346,259)	(60,650,128)	5,966,508
Issuance of common stock upon exercise of stock options	—	—	1,599	2,723	—	—	2,723
Repurchase of common stock with cash	—	—	(2,750)	(2,475)	—	—	(2,475)
Repurchase of common stock via cancellation of notes receivable from shareholders	—	—	(271,678)	(346,259)	346,259	—	—
Net loss applicable to common shareholders	—	—	—	—	—	(5,719,449)	(5,719,449)

Balances, December 31, 2003	9,158,949	64,443,178	5,709,341	2,173,706	—	(66,369,577)	247,307
Net loss applicable to common shareholders	—	—	—	—	—	(1,343,189)	(1,343,189)

Balance, June 30, 2004 (unaudited)	9,158,949	$64,443,178	5,709,341	$2,173,706	$—	$(67,712,766)	$(1,095,882)

The accompanying notes are an integral part of these financial statements.

VIVIDENCE CORPORATION

Statements of Cash Flows

	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002
Cash flows from operating activities:
Net loss	$(1,343,189)	$(4,268,470)	$(5,719,449)	$(15,149,595)
Adjustments to reconcile net loss to net cash used in operating activities:
Deemed dividends	—	—	—	653,645
Loss (gain) on disposal of property and equipment	(12,106)	(8,609)	(19,547)	203,456
Gain on early retirement of notes payable	—	(216,454)	(216,454)	—
Depreciation and amortization	183,887	509,646	883,358	1,305,761
Amortization of stock-based compensation issued to affiliate	—	—	—	3,587,479
Charge related to issuance of warrants in connection with a loan and security agreement	—	72,593	72,593	77,230
Charge related to issuance of warrants in connection with the stock and warrant purchase agreement	—	—	—	6,288
Reserve for doubtful account	(199,910)	(383,500)	(387,250)	132,950
Changes in assets and liabilities:
Accounts receivable	(53,952)	581,961	603,875	1,049,126
Prepaid expenses and other current assets	(155,837)	(90,819)	91,643	254,979
Other assets	6,875	(13,386)	27,090	155,665
Accounts payable	(89,704)	113,465	311,077	(451,012)
Accrued expenses	(318,165)	34,937	300,268	(88,265)
Deferred revenue	537,404	(44,891)	80,140	(675,607)
Other long-term liabilities	—	(173,906)	(173,906)	2,358

Net cash used in operating activities	(1,444,697)	(3,887,433)	(4,146,562)	(8,935,542)

Cash flows from investing activities:
Purchase of property and equipment	(68,365)	(8,957)	(36,929)	(43,052)
Proceeds from disposition of property and equipment	15,138	13,557	17,850	20,034

Net cash provided by (used in) investing activities	(53,227)	4,600	(19,079)	(23,018)

Cash flows from financing activities:
Principal payments under a loan and security agreement	—	(2,232,004)	(2,232,004)	(2,515,886)
Proceeds from a loan and security agreement	60,717	—	—	—
Principal payments under capital leases	(11,668)	—	—	—
Changes in restricted cash and cash equivalents	10,000	1,494,897	1,494,897	159,980
Proceeds from issuance of common stock	—	100	2,723	546,954
Repurchase of common stock	—	(2,475)	(2,475)	(52,407)
Payments on notes receivable from shareholders	—	—	—	46,870
Proceeds from issuance of convertible preferred stock	—	—	—	2,453,668
Payments of convertible preferred stock issuance costs	—	—	—	(8,872)

Net cash provided by (used in) financing activities	59,049	(739,482)	(736,859)	630,307

Net decrease in cash	(1,438,875)	(4,622,315)	(4,902,500)	(8,328,253)
Cash and cash equivalents at beginning of the period	2,134,179	7,036,679	7,036,679	15,364,932

Cash and cash equivalents at end of the period	$695,304	$2,414,364	$2,134,179	$7,036,679

Supplemental cash flow information:
Income taxes paid during the year	$1,550	$19,272	$27,817	$32,156

Interest paid during the year	$3,000	$88,070	$102,598	$394,760

Property and equipment acquired under capitalized lease agreement	$—	$—	$76,697	$—

Repurchase of common stock via cancellation of notes receivable	$—	$346,259	$346,259	$—

Issuance of warrants in connection with line of credit	$—	$—	$60,000	$—

The accompanying notes are an integral part of these financial statements.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

1.	Organization

Operations and Organization – Vividence Corporation, formerly Facilitas, Inc. and Userlight, Inc. (the “Company”), was incorporated on September 24, 1998 in the state of California. The Company is a provider of customer experience management solutions that deliver a qualitative and quantitative understanding of the end-user experience on any Web site. The Company operates in one business segment, the sale of customized Web site testing services. All of the Company’s revenues were generated in the United States during 2003 and 2002.

2.	Summary of Significant Accounting Policies

Unaudited Interim Results - The accompanying interim financial statements as of June 30, 2004 and for the six months ended June 30, 2004 and 2003 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, necessary to present fairly the financial position as of June 30, 2004 and the results of the Company’s operations and its cash flows for the six months ended June 30, 2004 and 2003. The financial data and other information disclosed in these notes to the financial statements related to these periods are unaudited. The results for the six months ended June 30, 2004 are not necessarily indicative of the results to be expected for any other future interim period or for a full fiscal year.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

Cash and Cash Equivalents and Restricted Cash - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist principally of cash on deposit with a bank and money market accounts that are stated at cost, which approximates fair value.

The Company has entered into a line of credit agreement with a bank. The line of credit is secured by a money market account that has been recorded as restricted cash.

Accounts Receivable consist of amounts due from customers. The Company recorded an allowance for doubtful accounts of $51,236 for the six months ended June 30, 2004, $251,146 for the year ended December 31, 2003, and $638,396 for the year ended December 31, 2002.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

2.	Summary of Significant Accounting Policies (Continued)

Property and Equipment is stated based on historical cost adjusted for accumulated depreciation and amortization. Property and equipment under capital leases are stated at the present value of minimum lease payments adjusted for accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line methods based on the estimated useful lives of three to five years of the respective assets. Leasehold improvements are amortized using the shorter of the term of the related lease or the economic life of the improvements.

Minor replacements, improvements, maintenance, and repairs are expenses as incurred. Gains and losses on sales and retirement of property and equipment are credited or charged to income.

Long-Lived Assets - The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.

Fair Value of Financial Instruments - The carrying amounts of accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses, and other current liabilities approximate fair value due to the short maturities of these instruments. The carrying value of loan and security agreement approximates fair value, as the interest is tied to or approximates market rates.

Income Taxes - The Company files federal and state income tax returns. The provision for income taxes includes federal and state taxes currently payable, deferred taxes arising from temporary differences between income for financial accounting and tax purposes, and the effects of net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are recognized for the estimated future tax effects attributable to temporary differences and carryforwards. Deferred tax assets and liabilities shall be classified as current or noncurrent based on the classification of the related asset or liability. A deferred tax asset or liability that is not related to an asset or liability shall be classified according to the expected reversal date of the temporary difference. These temporary differences result primarily from different accounting methods used for financial accounting and tax purposes for reserves, accrued expenses, state income taxes, and depreciation. In addition, substantial deferred tax assets are generated by net operating loss and tax credit carryforwards. A valuation allowance is established for the portion of a deferred tax asset for which it is more likely than not that a tax benefit will not be realized.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition - The Company’s revenues were derived from license fees related to access and use of the Vividence XMS Suite and from consulting services.

Licensing revenue generated from fees to access the Vividence XMS Suite software tools and resources are recognized ratably over the contract term, typically one year. Licensing revenue related to the use of the Vividence XMS Suite to conduct evaluations is recognized upon completion of each evaluation. Revenues from consulting services are recognized upon completion of the services. These revenues are only recognized to the extent that the Company has evidence of an agreement, the prices are fixed or determinable, customer acceptance has occurred and payment is reasonably assured.

Amounts billed and/or cash received in excess of revenue recognized are included in deferred revenue in the accompanying balance sheets.

Advertising Costs are expensed as incurred. Advertising expenses were $4,750, $0, $10,850 and $60,665 for the six months ended June 30, 2004 and 2003 and for the years ended December 31, 2003 and 2002.

Research and Development Costs are charged to operations as incurred.

Stock-Based Compensation - The Company accounts for its stock-based awards under Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation.” This statement establishes financial accounting and reporting standards for stock-based compensation, including employee stock purchase plans and stock option plans. As allowed by SFAS No. 123, the Company continues to measure compensation expense for options granted to employees under the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations. The Company follows SFAS No. 123 for equity instruments issued to nonemployees.

Net Loss Per Share - Basic net loss per share to common shareholders is calculated based on the weighted-average number of shares of common stock outstanding during the period excluding those shares that are subject to repurchase by the Company. Diluted net loss per share attributed to common stockholders would give effect to the dilutive effect of potential common stock consisting of stock options, warrants, common stock subject to repurchase by the Company, and convertible preferred stock. Dilutive securities have been excluded from the diluted net loss per share computations as they have an antidilutive effect due to the Company’s net loss.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

2.	Summary of Significant Accounting Policies (Continued)

A reconciliation of the shares used in the calculation is as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002
Numerator:
Net loss applicable to common stockholders	$(1,343,189)	$(4,268,470)	$(5,719,449)	$(15,149,595)

Denominator:
Weighted average common shares outstanding	5,709,341	5,732,971	5,720,652	5,611,894
Less: weighted average unvested common shares subject to repurchase	(143)	(2,551)	(583)	(108,941)

	5,709,198	5,730,420	5,720,069	5,502,953

Net loss per share – basic and diluted	$(0.24)	$(0.74)	$(1.00)	$(2.75)

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

2.	Summary of Significant Accounting Policies (Continued)

The following outstanding stock options and warrants, common stock subject to repurchase by the Company, and convertible preferred stock (on an as-converted into common stock basis) were excluded from the computation of diluted net loss per share attributed to holders of common stock as they had an antidilutive effect:

	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002
Shares issuable upon exercise of stock options	—	110,847	123,756	144,273
Shares issuable upon exercise of warrants	—	26,559	26,559	26,559
Common stock subject to repurchase	143	2,551	583	108,941
Shares issuable upon conversion of convertible preferred stock	9,461,179	9,461,179	9,461,179	9,147,455

	9,461,322	9,601,136	9,612,077	9,427,228

Comprehensive Loss - The Company has adopted the provisions of SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting comprehensive loss and its components in the financial statements. The Company’s comprehensive loss was the same as its net loss for the six months ended June 30, 2004 and 2003 and for the years ended December 31, 2003 and 2002.

Concentration of Credit Risk - The Company’s product revenues are concentrated in website testing services, which are highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies, could adversely affect the Company’s operating results.

Financial instruments that potentially subject the Company to concentration of credit risk, consist principally of trade accounts receivable and holdings of cash and cash equivalents. The Company’s credit risk is managed by investing its cash in high-quality money market instruments. The receivable credit risk is controlled through credit approvals and management’s evaluations of each customer’s financial condition. The Company generally requires no collateral from its customers. Credit losses, if any, have been provided for in the financial statements and have generally been within management’s expectations.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

2.	Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements - In August 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and for long-lived assets to be disposed of. The Company adopted SFAS No. 144 on January 1, 2002. The initial adoption of SFAS No. 144 did not have a significant impact on the Company’s reporting for impairment or disposals of long-lived assets.

In June 2001, FASB issued two new pronouncements: SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 141 prohibits the use of pooling-of-interest method for business combinations initiated after June 30, 2001 and also applies to all business combinations accounted for by the purchase method that are completed after June 30, 2001. The Company adopted SFAS No. 141 in 2001. The adoption of SFAS No. 141 did not have a significant impact on the Company’s financial statements. Effective January 1, 2002, the Company adopted SFAS No. 142. Under this standard, all goodwill, including that acquired before initial application of the standard, will no-longer be amortized, but will be tested from impairment at least annually. The adoption of SFAS No. 142 did not have a significant impact on the Company’s financial statements.

In June 2002, The FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” which supersedes Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when the costs are incurred rather than at the date of a commitment to an exit disposal plan. Costs covered by SFAS No. 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operations, plant closing, or other exit or disposal activity. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a significant impact on the Company’s financial statements.

In November 2002, The FASB issued Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirement for Guarantees, Including Indirect Guarantees and Indebtedness of Others,” an interpretation of FASB Statements No. 5, 57, and 107, and rescission of FIN 34, “Disclosure of Indebtedness of Others.” FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor’s obligation does not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the disclosure requirements are effective for financial statements for interim or annual periods ending after December 31, 2002. The adoption of this interpretation did not have a significant impact on the Company’s financial statements.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

2.	Summary of Significant Accounting Policies (Continued)

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51.” FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company does not have any ownership in any variable interest entities as of December 31, 2003. The Company will apply the consolidation requirement of FIN 46 in future periods if it should own any interest in a variable interest entity.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures financial instruments with characteristics of both debt and equity and requires an issuer to classify the following instruments as liabilities in its balance sheet: (1) a financial instrument issued in the form of shares that is mandatorily redeemable and embodies an unconditional obligation that requires the issuer to redeem it by transferring its assets at a specific or determined date or upon an event that is certain to occur; (2) a financial instrument, other than an outstanding share, that embodies an obligation to replace the issuer’s equity shares, or is indexed to such obligation, and requires the issuer to settle the obligation by transferring assets; and (3) a financial instrument that embodies an unconditional obligation that the issuer must settle by issuing a variable number of equity shares if the monetary value of the obligation is based solely or predominantly on (a) a fixed monetary amount, (b) variations in something other than fair value of the issuer’s equity shares, or (c) variations inversely related to changes in the fair value of the issuer’s equity shares.

In November 2003, The FASB issued FASB Staff Position No. 150-3, which deferred the effective dates of applying certain provisions of SFAS No. 150 related to mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests for public and nonpublic entities.

For public entities, SFAS No. 150 is effective for mandatorily redeemable financial instruments entered into or modified after May 31, 2003 and is effective for all other financial instruments as of the first interim period beginning after June 15, 2003.

For mandatorily redeemable noncontrolling interests that would not have to be classified as liabilities by a subsidiary under the exception in paragraph 9 of SFAS No. 150, but would be classified as liabilities by the parent, the classification and measurement provisions of SFAS No. 150 are deferred indefinitely. For other mandatorily redeemable noncontrolling interests that were issued before November 5, 2003, the measurement provisions of SFAS No. 150 are deferred indefinitely. For those instruments, the measurement guidance for redeemable shares and noncontrolling interests in other literature shall apply during the deferral period.

The adoption of SFAS No. 150 did not have any impact on the Company’s financial statements.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

2.	Summary of Significant Accounting Policies (Continued)

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ended after December 31, 2002. The interim disclosure provisions are effective for interim periods beginning after December 15, 2002. The Company continues to account for stock-based compensation using the intrinsic value method in accordance with the provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” as allowed by SFAS No. 123. As a result, the adoption of SFAS No. 148 did not have any impact on the Company’s financial statements.

In November 2002, the Emerging Issues Task force (“EITF”) reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services, and/or rights to use assets. The provisions of Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of Issue No. 00-21 did not have a material impact on the Company’s financial statements.

In September 2004, the FASB issued FASB Staff Position (FSP) Emerging Issues Task Force (EITF) Issue 03-1-1, Effective Date of Paragraphs 10–20 of EITF Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”. The effective date for the recognition and measurement guidance in EITF Issue No. 03-1 is deferred. In addition, the FASB has issued a proposed FSP to consider whether further application guidance is necessary for securities analyzed for impairment under EITF Issue No. 03-1. We will continue to evaluate the potential impact that the adoption of the proposed FSP could have on our financial statements.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

3.	Property and Equipment

Property and equipment consists of the following:

	June 30, 2004	December 31,
		2003	2002
Computer equipment	$2,342,901	$2,374,322	$2,334,452
Computer software	1,033,226	1,028,285	1,024,489
Furniture and fixtures	300,730	300,730	359,966
Leasehold improvements	20,475	20,475	1,489

Property and equipment, gross	3,697,332	3,723,812	3,720,396

Less accumulated depreciation and amortization	(3,448,237)	(3,356,163)	(2,584,712)

Property and equipment, net	$249,095	$367,649	$1,135,684

Depreciation and amortization expenses were $183,887, $509,646, $883,358 and $1,305,761 for the six months ended June 30, 2004 and 2003 and for the year ended December 31, 2003 and 2002.

Assets and related accumulated amortization recorded under capital leases and included in property and equipment consists of the following:

	June 30, 2004	December 31, 2003

Computer equipment	$76,697	$76,697

Property and equipment, gross	76,697	76,697

Less accumulated depreciation and amortization	(12,783)	(—)

Property and equipment, net	$63,914	$76,697

4.	Line of Credit and Letter of Credit

At December 31, 2002, the Company had a letter of credit for approximately $1.5 million with Silicon Valley Bank. The letter of credit was used to support the facility operating lease agreement at 1850 Gateway Drive, San Mateo, California. Upon termination of the lease agreement in 2003, the landlord drew down on the letter of credit.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

4.	Line of Credit and Letter of Credit (Continued)

In 2003, the Company entered into a bank line of credit with Cupertino National Bank, providing for borrowings of 80% of eligible accounts receivable up to a total of $2,000,000. Borrowings under the line of credit bear interest at the higher of (i) Prime Rate plus one-half percent (4.5% at December 31, 2003) or (ii) four and one-half percent, and are secured by substantially all of the assets of the Company. There were no outstanding borrowings under the line of credit at June 30, 2004 and December 31, 2003. In connection with the line of credit agreement, the company issued warrants for the purchase of 4,078 shares of Series E convertible preferred stock at $14.713 per share. The price will be adjusted upon first occurrence of an acquisition, an initial public offering (“IPO”) or a sale of at least $1,000,000 in equity securities. In the event an acquisition occurs first, the price will be adjusted to 70% of the price per share paid for Series E convertible preferred stock. In the event an IPO occurs first, the price will be adjusted to 70% of the initial price to the public specified in the final prospectus. In the event at least $1,000,000 of gross proceeds is generated from a sale of equity securities before an acquisition or IPO take place, the price will be adjusted to the per share price of the stock issues in the sale. The warrants are immediately exercisable and expire on November 14, 2010.

5.	Loan and Security Agreements

In 1999, the Company entered into a Loan and Security Agreement under which the Company may borrow up to $1.25 million for the purchase of equipment and to meet general working capital requirements. Amounts borrowed under this agreement are secured by substantially all of the assets and intellectual property of the Company. Amounts borrowed for the purchase of equipment bear interest at 7.55% per annum. Amounts borrowed to meet general working capital requirements bear interest at 8.40% per annum. Interest and principal are paid monthly over 42 months in the case of equipment loans, and over 36 months in the case of working capital loans. At June 30, 2004 and December 31, 2003 and 2002, $0, $0 and $439,860 was outstanding under this agreement.

In connection with the 1999 Loan Security Agreement, the Company issued warrants for the purchase of 22,500 shares of Series A convertible preferred stock at $0.67 per share in April 1999 and for the purchase of 53,936 shares of Series B convertible preferred stock at $1.57 per share in June 1999. The warrants are immediately exercisable and expire in June 2005.

In 2000, the Company entered into a Loan and Security Agreement under which the Company may borrow up to $6 million for the purchase of equipment or to meet general working capital requirements. On January 26, 2001, the Company borrowed all available amounts under this agreement. Interest, at the rate of 7.42% per annum, and principal are paid monthly, with a final payment due in August 2003. Amounts borrowed under this agreement are cross-collateralized with the obligations existing under the Loan and Security Agreement dated April 26, 1999, and are secured by substantially all of the assets and intellectual property of the Company. At June 30, 2004 and December 31, 2003 and 2002, $0, $0 and $2,008,598 was outstanding under this agreement.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

5.	Loan and Security Agreements (Continued)

In connection with the 2000 Loan and Security Agreement, the Company issued warrants for the purchase of 62,098 shares of Series C convertible preferred stock at $7.25 per share. The warrants are immediately exercisable and expire in March 2006.

In February 2003, the Company entered into a settlement agreement with Comdisco Ventures and Venture Leasing & Lending for early settlement of the above Loan and Security Arrangements. As a result, the Company recognized a gain of $216,454 for the year ended December 31, 2003 related to the early settlement of above Loan and Security Agreements.

In March 2004, the Company entered into a Loan and Security Agreement under which the Company may borrow up to $200,000 for the purchase of equipment or to meet general working capital requirements. On June 30, 2004, the Company borrowed $60,717 under this agreement. Interest, at the rate of 5.50% per annum, and principal are paid monthly, with a final payment due in June 2006. Amounts borrowed under this agreement are secured by substantially all of the assets and intellectual property of the Company.

Interest expense was $0, $88,070, $89,984 and $554,254 for the six months ended June 30, 2004 and 2003 and the years ended December 31, 2003 and 2002.

6.	Capitalized Lease Obligations

During 2003, the Company entered into a capital lease agreement to finance the acquisition of property and equipment valued at $76,697. This agreement requires monthly payments of $2,374, including interest at 7.2%, and expires in December 2006. The related assets secure these leases.

Future payments required under the lease are as follows:

December 31, 2003

Year ended December 31:
2004	$28,493
2005	28,493
2006	28,493

Total minimum lease payments	85,479

Less amounts representing interest	(8,781)

Present value of minimum lease payments	76,698

Less current portion of obligations under capital leases	(23,760)

Obligations under capital leases, less current portion	$52,938

Interest expense was $2,579 and $0 for the six months ended June 30, 2004 and for the year ended December 31, 2003.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

7.	Commitments

In 1999, the Company entered into a five-year lease for a facility at 1850 Gateway Drive, San Mateo, California. The lease began in January 2000 and would have expired in January 2005. The Company terminated this lease in 2003 and recognized a one-time charge during the year ended December 31, 2003 of $2,000,000 for termination of this lease.

In 2003, the Company entered into a facility lease agreement for a facility at 999 Baker Way, San Mateo, California. The lease commenced in October 2003 and required monthly payments through March 2009, including periodic rent escalations throughout the term.

Under the terms of the agreement, the Company was not required to make any payments until March 10, 2004, thus rent expense is calculated on a straight-line basis over the term of the lease and deferred rent of approximately $39,000 was recorded as of December 31, 2003.

The Company also leases space in New York under an annual lease requiring monthly payments of $8,250 through December 31, 2004.

As of December 31, 2003, future minimum payments for the above operating leases are as follows:

Year ended December 31:
2004	$236,882
2005	224,767
2006	254,988
2007	270,098
2008	288,986
Thereafter	68,058

Future minimum payments under operating leases	$1,343,779

The rent expenses were $2,125,488 and $2,025,262 for the years ended December 31, 2003 and 2002.

8.	Collaborative Marketing Agreement

In January 2001, the Company entered into a preferred marketing alliance agreement with Accenture. The alliance was undertaken to broaden and accelerate adoption of the Company’s services through joint marketing to retailers and other industry businesses that serve consumers via the Web.

Upon execution of the alliance agreement, the Company issued to Accenture 304,786 shares of fully vested Series E convertible preferred stock. The fair value of these shares at the time of issuance was approximately $4.5 million based upon $14.713 per share.

Further to Management’s evaluation of the Accenture prepaid marketing expenses in 2002, it was decided to expense the prepaid expenses completely in 2002. As a result, a one-time charge of $2,690,589 was recognized to marketing expenses in 2002.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

9.	Shareholders’ Equity

On September 24, 1998, the Company issued 4,158,000 shares of common stock to the founders of the Company for cash proceeds of $5,000. The founders’ shares are subject to adjustment for certain events, including mergers, stock dividends, stock splits, and other events. At December 31, 2003, all 4,158,000 shares of founders’ common stock were fully vested.

At December 31, 2003, the Company had 5,709,341 shares of common stock outstanding. Common stock reserved for future issuance at June 30, 2004 and December 31, 2003 and 2002 was as follows:

	June 30, 2004	December 31,
		2003	2002
Conversion of outstanding convertible preferred stock	9,461,179	9,461,179	9,327,215
Exercise of outstanding stock options	2,373,546	283,533	2,632,448
Shares of common stock available for grant under the 1999 Equity Incentive Plan	1,774,552	3,864,565	1,242,821
Exercise of warrants	147,234	147,234	145,461

Total common stock reserved for future issuance	13,756,511	13,756,511	13,347,945

A summary of convertible preferred stock is as follows:

	Shares designated	Shares issued and outstanding	Non- cumulative dividend	Liquidation preference	Aggregate liquidation preference June 30, 2004	Aggregate liquidation preference December 31, 2003	Aggregate liquidation preference December 31, 2002
Series A	772,501	750,001	8%	$0.667	$500,251	$500,251	$500,251

Series B	3,312,758	3,258,822	8%	$1.567	5,106,574	5,106,574	5,106,574

Series C	1,787,226	1,725,128	8%	$7.247	12,502,003	12,502,003	12,502,003

Series D	2,869,000	2,869,000	8%	$22.07	63,318,830	63,318,830	63,318,830

Series E	2,000,000	555,998	8%	$14.713	8,180,399	8,180,399	8,180,399

	10,741,485	9,158,949			$89,608,057	$89,608,057	$89,608,057

Each share of series A, B, C, D and E convertible preferred stock is convertible at the option of the holder into one share of common stock, subject to certain antidilution adjustments. Outstanding shares of convertible preferred stock automatically convert into common stock immediately upon the closing of an underwritten public offering of common stock with aggregate gross proceeds to the Company of at least $30,000,000, or upon the affirmative vote of a majority of the holders of convertible preferred stock voting as a single class.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

9.	Shareholders’ Equity (Continued)

Series A, B, C, D and E convertible preferred shareholders have preferential rights to non cumulative dividends of $0.053, $0.125, $0.580, $1.177 and $1.177 per share, respectively, per annum when and if declared by the Board of Directors.

In the event of liquidation, the holders of Series D convertible preferred stock are entitled to receive $22.07 per share plus all declared but unpaid dividends before any distribution or payment is made to the holders of Series A, B, C, and E convertible preferred stock. After full payment of the liquidation preference of the Series D convertible preferred stock, the Series A, B, C, and E convertible preferred stockholders are entitled to receive liquidation payments of $0.667, $1.567, $7.247 and $14.713 per share, respectively, plus all declared but unpaid dividends. If the assets or property of the Company are not sufficient to allow full payment to the Series, A, B, C and E convertible preferred stockholders, the available assets will be distributed ratably among the Series A, B, C and E convertible preferred stockholders. Thereafter, the remaining assets and funds, if any, will be distributed pro rata among the common shareholders.

The Series A, B, C, D and E convertible preferred stockholders have voting rights equal to the common shares issuable upon conversion.

10.	Stock-Based Compensation

The Company’s 1999 Equity Incentive Plan (the “Plan”) provides for the granting of incentive stock options, non-statutory stock options, and rights to acquire restricted stock as determined by the Board of Directors. Under the terms of the Plan, the exercise price of incentive stock options will not be less than 100% of the fair market value of the shares on the date of grant, and the exercise price of non statutory stock options will not be less than 85% of the fair market value of the shares on the date of grant. The exercise price of incentive stock options and non-statutory stock options granted to an employee or a service provider who, at the time of grant, owns stock representing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its affiliates, shall be no less than 110% of the fair market value of the common stock on the date of grant.

The term of each option grant will be no more than ten years, unless the optionee owns more than 10% of the Company’s voting power in which case the term of the option will be no more than five years. The option may include a provision allowing exercise prior to the full vesting of the option. All such shares are subject to repurchase by the Company at the original exercise price until the underlying options have vested. Options generally vest 25% after one year and then monthly over the following 36 months. The vesting for options issued to directors and officers may partially accelerate upon certain conditions. During 2003, the Plan was amended to no longer permit any officers to exercise options through promissory notes. There were 143, 2,551, 583 and 108,941 shares issued under the Plan subject to repurchase at June 30, 2004 and 2003 and December 31, 2003 and 2002.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

10.	Stock-Based Compensation (Continued)

Information with respect to the Plan is summarized as follows:

	Shares available for grant	Number of options outstanding	Weighted- average exercise price
Balances at January 1, 2002	1,808,594	2,012,597	$1.79
Share repurchases	54,378	—	—
Options granted	(1,487,025)	1,487,025	2.00
Options exercised	—	(300)	2.00
Options canceled	866,874	(866,874)	1.83

Balances at December 31, 2002	1,242,821	2,632,448	1.89
Share repurchases	274,428	—	—
Options granted	(435,478)	435,478	1.82
Options exercised	—	(1,599)	1.70
Options reserved under options exchange program	2,429,323	(2,429,323)	1.99
Options canceled	353,471	(353,471)	1.74

Balances at December 31, 2003	3,864,565	283,533	1.13
Options granted	(167,400)	167,400	0.05
Options granted under option exchange program	(1,967,534)	1,967,534	0.05
Options canceled	44,921	(44,921)	0.54

Balance June 30, 2004	1,774,552	2,373,546	$0.17

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

10.	Stock-Based Compensation (Continued)

The following table summarizes information about stock options outstanding and exercisable at December 31, 2003:

	Options outstanding			Options exercisable
Exercise price	Number of shares	Weighted- average remaining contractual life	Weighted- average exercise price	Number of shares	Weighted- average exercise price
$0.05	40,600	9.96	$0.05	12,500	$0.05
$0.07	7,500	5.12	$0.07	7,500	$0.07
$0.90	91,425	6.08	$0.90	91,425	$0.90
$1.00	18,300	6.45	$1.00	18,300	$1.00
$1.10	11,250	6.57	$1.10	11,250	$1.10
$1.50	46,500	6.80	$1.50	46,500	$1.50
$1.75	6,500	6.91	$1.75	6,500	$1.75
$2.00	61,458	8.38	$2.00	61,458	$2.00

	283,533			255,433

At December 31, 2003, 103,936 options issued under the plan were fully vested.

In 2003, the Company implemented a Stock Option Exchange Program whereby all employees and active consultants and advisors were offered the right to voluntarily cancel any unexercised options grants in exchange for new options to be granted at least six months and one day later at the then current market price. During the period from October 15, 2003 through April 16, 2004, no employees or active consultants and advisors who participated in this program were granted any additional options. In addition, participation in the stock option exchange program included all unexercised options granted up to six months prior to October 15, 2003. Subsequently, on April 29, 2004, employees and active consultants and advisors who participated in this program and who were still employees and active consultants and advisors were granted new options at the then current market price of $0.05 per share as determined by the Board of Directors.

The exchange program complies with the FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensations,” and accordingly, the Company has not recognized any variable compensation charges as a result of this stock exchange program.

The Company had $346,259 outstanding notes receivable from employees at December 31, 2002, which were issued to finance the purchase of 241,192 shares of common stock of the Company. The notes are secured by a pledge of the underlying shares of common stock and are full recourse notes that bear interest at rates ranging from 5.12% to 6.62% per annum. Principal and interest are due four years from the original issuance date or upon the occurrence of certain events.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

10.	Stock-Based Compensation (Continued)

During 2002, an employee repaid $46,870 on the outstanding balance of his note receivable.

During 2003, the Company repurchased 271,678 shares of unvested common stock at their original issue price by canceling notes receivable from shareholders aggregating $346,259. The Company forgave the interest of $40,507 due on the promissory notes. As of December 31, 2003, there are no outstanding notes receivable from shareholders.

During 2002, the Company repurchased 54,378 shares of common stock for $52,407. During 2003, the Company repurchased 2,750 shares of common stock for $2,475.

Under the terms of the Company’s 1999 Stock Plan, the Company may issue shares of common stock in exchange for services. During 2004, the Company granted 75,000 options with a vesting commencement date of October 2003, to purchase common stock at a weighted average per share of $0.05 in exchange for advisory services. These options vest over four years with 25% vesting after the first anniversary of the vesting commencement date, and ratably over the next three years.

In addition, the Company issued 20,000 options to purchase common stock at a weighted average of $2.00 in exchange for consulting services. These options vested in September 2003 immediately upon the completion of services; however, these options were subsequently canceled under the stock option exchange program in October 2003.

The value of the services determined by the options is being marked to market using the estimated fair value at the end of each accounting period pursuant to Emerging Issues Task Force (“EITF”) No. 96-18. The amount of compensation expense recorded by the Company was immaterial.

Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company’s net loss would have been as indicated below:

	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002
Net loss:
As reported	$(1,343,189)	$(4,268,470)	$(5,719,449)	$(15,149,595)
Stock-based compensation included in reported net loss	—	—	—	—
Stock-based compensation expense determined under fair value based method	(900)	(238)	(75,500)	(416,100)

Pro forma	$(1,344,089)	$(4,268,708)	$(5,794,949)	$(15,565,695)

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

10.	Stock-Based Compensation (Continued)

For the pro forma disclosure above, the fair value of employee options was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002
Expected volatility	0.0%	0.0%	0.0%	0.0%

Expected life	5 years	5 years	5 years	5 years

Risk-free rate	2.30%	2.00%	1.83%	3.06%

Dividends	None	None	None	None

The following table summarizes information about warrants outstanding and exercisable to purchase Series A convertible preferred stock at December 31, 2003:

	Options outstanding			Options exercisable
Exercise price	Number of shares	Weighted- average remaining contractual life	Weighted- average exercise price	Number of shares	Weighted- average exercise price
$0.67	22,500	1.50	$0.67	22,500	$0.67

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

10.	Stock-Based Compensation (Continued)

The following table summarizes information about warrants outstanding and exercisable to purchase Series B convertible preferred stock at December 31, 2003:

	Options outstanding			Options exercisable
Exercise price	Number of shares	Weighted- average remaining contractual life	Weighted- average exercise price	Number of shares	Weighted- average exercise price
$1.57	53,936	1.50	$1.57	53,936	$1.57

The following table summarizes information about warrants outstanding and exercisable to purchase Series C convertible preferred stock at December 31, 2003:

	Options outstanding			Options exercisable
Exercise price	Number of shares	Weighted- average remaining contractual life	Weighted- average exercise price	Number of shares	Weighted- average exercise price
$7.25	62,098	2.25	$7.25	62,098	$7.25

The following table summarizes information about warrants outstanding and exercisable to purchase Series E convertible preferred stock at December 31, 2003:

	Options outstanding			Options exercisable
Exercise price	Number of shares	Weighted- average remaining contractual life	Weighted- average exercise price	Number of shares	Weighted- average exercise price
$14.71	4,078	6.92	$14.71	4,078	$14.71

11.	401(k) Plan

The Company sponsors a 401(k) defined contribution plan covering eligible employees who elect to participate. The Company is allowed to make discretionary profit sharing and matching contributions as defined in the plan and as approved by the Board of Directors. No discretionary profit sharing or matching contributions were made for the years ended December 31, 2003 and 2002. The Company has no intention of terminating the plan.

VIVIDENCE CORPORATION

Notes to Financial Statements

For the Years Ended December 31, 2003 and 2002

(All Information Relating to June 30, 2004 and the Periods Ended June 30, 2004 and 2003 is Unaudited)

12.	Income Taxes

The difference between the expected provision for income taxes (based on the United States federal statutory tax rate of 34%) to the Company’s actual income tax provision (effective tax rate of 0%) primarily relates to a full valuation allowance.

At December 31, 2003 and 2002, the Company had net deferred tax assets of $29,907,212 and $27,697,194 consisting primarily of net operating loss and tax credit carryforwards. Realization of the net deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The net valuation allowance increased by $2,210,018 and $5,843,484 during the years ended December 31, 2003 and 2002.

At December 31, 2003, the Company had federal and state net operating loss carryforwards of $62,968,420 and $38,392,274. The federal and state net operating loss carryforwards will expire between 2009 and 2019 if not utilized.

At December 31, 2003, the Company had federal and state research and development tax credits of $635,960 and $711,176.

Utilization of net operating loss carryforwards may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and tax credits before utilization.

13.	Subsequent Events

On September 15, 2004, Keynote Systems, Inc. completed the acquisition of the Company. Keynote Systems, Inc. paid $20,000,000 in cash, which includes amounts payable in satisfaction of certain liabilities of the Company and amounts held in escrow, for all outstanding shares of the Company. Up to an additional $6 million in cash is payable upon achievement of certain revenue and expense targets through September 30, 2005.